SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) April 27, 1999


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262


1-2703       ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

Item 5.   Other Events

Entergy Operations, Inc. announces extension of River
Bend refueling outage

  Entergy Operations, Inc. announced today that it expects the duration of the current refueling outage at the Entergy Gulf States,

Inc.'s ("Entergy Gulf States") River Bend Station to be extended beyond the original schedule by an estimated six to eight weeks.

Planned work during the outage included replacing nuclear fuel assemblies earlier identified as having cladding degradation and inspecting other assemblies. During the inspections, a higher than expected amount of degradation was found on some assemblies. The outage extension is necessary to allow for the design and manufacture of more fuel assemblies than originally planned.

"Safety of employees and the public is not compromised by the fuel cladding issues," said Don Hintz, President of Entergy Corporation

("Entergy"). "We also want our customers to know that Entergy is taking steps to ensure that adequate power is available to meet their needs this summer. Among those steps is bringing gas-fired units back on line from reserve shutdown, which increases our system capacity by more than

550 megawatts."

     Further analyses and evaluations are in progress. The financial effects of extending the outage are still being assessed.  Preliminary estimates indicate the impact on Entergy Gulf States' earnings could be in excess of $10 million in 1999.

     Entergy is a major global energy company with power production,

distribution operations, and related diversified services.  Entergy owns, manages, or invests in powerplants generating nearly 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.5 million customers in portions of Arkansas,

Louisiana, Mississippi and Texas.  It is also a leading provider of wholesale energy marketing and trading services.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act
1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              ENTERGY CORPORATION
                              ENTERGY GULF STATES, INC.



                              By:  /s/ Nathan E. Langston
                                   Nathan E. Langston
                                   Vice President and Chief
                                   Accounting Officer

Dated:  April 27, 1999